EXECUTION VERSION

EXHIBIT 10.46

Esterline Technologies Corporation

$175,000,000

6 5/8% Senior Notes due 2017

PURCHASE AGREEMENT

February 22, 2007

Wachovia Securities

Banc of America Securities LLC

KeyBanc Capital Markets, a division

of McDonald Investments Inc.

Wells Fargo Securities, LLC

c/o Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, North Carolina  28288

Ladies and Gentlemen:

Esterline Technologies Corporation, a Delaware corporation (the “Company”), and the Company’s domestic and other subsidiaries listed on Schedule 1 hereto (the “Guarantors”) confirm their agreement with Wachovia Capital Markets, LLC, Banc of America Securities LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc. and Wells Fargo Securities, LLC (collectively, the “Initial Purchasers”) on the terms set forth herein.

1.        Notes.    The Company proposes to issue and sell to the Initial Purchasers $175,000,000 principal amount of its 6 5/8% Senior Notes due 2017 (the “Notes”), guaranteed on a senior basis by the Guarantors (the “Note Guarantees”). The Notes are to be issued under an indenture (the “Indenture”) to be dated as of the Closing Date (as defined in Section 3 hereof) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). This Agreement, the Registration Rights Agreement, to be dated the Closing Date, among the Initial Purchasers, the Company and the Guarantors (the “Registration Rights Agreement”), and the Indenture are hereinafter collectively referred to as the “Operative Documents” and the execution and delivery of the Operative Documents and the transactions contemplated herein and therein are hereinafter referred to as the “Offering.”

The offer and sale of the Notes to the Initial Purchasers will be made without registration of the Notes (and the Note Guarantees) under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon certain exemptions from the registration requirements of the Securi-

ties Act. The Initial Purchasers have advised the Company and the Guarantors that they will offer and sell the Notes purchased by them hereunder in accordance with Section 4 hereof and the Final Memorandum (as defined below) as soon as they deem advisable.

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated February 16, 2007 (the “Preliminary Memorandum”), the Offering Memorandum (as defined below) and a Final Memorandum (as defined below), dated the date hereof. The Final Memorandum, the Preliminary Memorandum and the Offering Memorandum are referred to herein as a “Memorandum.” Each Memorandum sets forth certain information concerning the Company, the Notes and the Operative Documents. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. As used herein, the term “Memorandum” shall include in each case the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum, the Offering Memorandum or the Final Memorandum that are filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the Time of Sale (as defined below). Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum as of the date hereof (the “Execution Date”) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Date.

Prior to the time when the sales of the Notes were first made (the “Time of Sale”), the Company has prepared and delivered to the Initial Purchasers a pricing supplement (the “Pricing Supplement”) dated February 22, 2007. The Pricing Supplement together with the Preliminary Memorandum is referred to herein as the “Offering Memorandum.”

Promptly after the Time of Sale and in any event no later than the second Business Day following the Time of Sale, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Memorandum is delivered to the Initial Purchasers, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Memorandum.

2.      Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchasers that:

(a)

The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The recorded electronic road show made available to investors, as posted on Bloomberg.net on February 16, 2007 (the “Recorded Road Show”) when taken together with the Offering Memorandum did not at the Time of Sale, and at the Closing Date will not, and the Final Memorandum, at the date hereof, does not and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Recorded Road Show or any Memorandum (and any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein, as specified in Section 12.

(b)	Each of the Company and its subsidiaries is duly organized and is in good standing under the laws of the jurisdiction in which it is chartered or organized and is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to be so incorporated or organized and validly existing or to so qualify, in the aggregate, would not have a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” shall mean a material adverse change in or effect on the business, condition (financial or otherwise), properties, net worth, results of operations or prospects, whether or not in the ordinary course of business, of the Company, the Guarantors and their subsidiaries, considered as one enterprise.

(c)	Each of the Company and its subsidiaries has full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Offering Memorandum; and each of the Company and the Guarantors has full power (corporate and other) to enter into the Operative Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it.

(d)	The Company has an authorized, issued and outstanding capitalization as set forth in the Offering Memorandum.

(e)	The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Offering Memorandum, are (i) owned of record and beneficially by the Company, either directly or through wholly-owned subsidiaries, and (ii) except as provided by, arising under or related to the Credit Agreement dated as of June 11, 2003, as amended, among the Company, the subsidiary guarantors named therein, Wachovia Investors, Inc., as Administrative Agent and Arranger, and the other lenders named therein (the “Credit Agreement”), are free and clear of any pledge, lien, encumbrance, security interest, restriction on voting or transfer, preemptive rights or other defect in title or any claim of any third party or that would have a Material Adverse Effect.

(f)	No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture, the Indenture relating to the Company’s 7.75% Senior Subordinated Notes due 2013, dated as of June 11, 2003 (the “2003 Indenture”) or the Credit Agreement, or as described in or contemplated by the Offering Memorandum.

(g)	Ernst & Young LLP, who has certified the financial statements and supporting schedules included in the Offering Memorandum and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to the Company and the Guarantors within the meaning of the Securities Act and the applicable rules and regulations thereunder.

(h)	The consolidated financial statements (including the notes thereto) and schedules of the Company included in the Offering Memorandum fairly present in all material respects the financial position of the Company and its subsidiaries on a consolidated basis and their results of operations as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a Material Adverse Effect; such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly noted in the notes thereto or elsewhere in the Offering Memorandum); and the other financial and statistical information and data included in the Offering Memorandum are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

(i)	Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(j)

The Operative Documents have been, or will be, duly authorized by all necessary corporate action of the Company and, to the extent each is a party thereto, the Guarantors and, when duly executed and delivered by the Company and the Guarantors and by the other parties thereto, will constitute legal, valid and binding obligations of the Company and the Guarantors (to the extent each is a party thereto), enforceable against the Company and the Guarantors in accordance with their terms, except as the enforcement thereof may be limited to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and except as rights to indemnity and contribution may be limited by federal or state law.

(k)	The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”), and to the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(l)	The Notes and the Note Guarantees have been, or will be, duly authorized by all necessary corporate action for issuance and sale pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Notes and the Note Guarantees will constitute legal, valid and binding obligations of the Company and the Guarantors entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms and the terms of the Indenture, except as the enforcement thereof may be limited to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity.

(m)	The issuance, offering and sale of the Notes to the Initial Purchasers by the Company pursuant to this Agreement and the compliance by the Company and, to the extent each is a party thereto, the Guarantors with the other provisions of the Operative Documents herein and therein set forth do not (i) require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over each of the Company and its subsidiaries, except for any consent, approval, authorization, order, registration, qualification or filing, of which the failure to obtain or make would not result in a Material Adverse Effect, or (ii) conflict with, result in a breach or violation of, or constitute a default under, any indenture, note purchase agreement, credit agreement, mortgage, deed of trust or loan agreement, or material agreement or material instrument to which any of the Company or its subsidiaries is a party or by which any of the Company or its subsidiaries or any of their respective properties is bound, except for any breaches, violations or defaults which individually or in the aggregate would not result in a Material Adverse Effect, or with the charter or by-laws of any of the Company or its subsidiaries, or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to any of the Company or its subsidiaries, except for any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator the noncompliance with which would not result in a Material Adverse Effect or adversely affect the offering, issuance and sale of the Notes.

(n)	No legal or governmental proceedings or investigations are pending or threatened to which any of the Company or its subsidiaries is a party or to which any of their property is subject that are not described in the Offering Memorandum, except for such proceedings or investigations that, if the subject of an unfavorable decision, ruling or finding, would not, individually or in the aggregate, result in a Material Adverse Effect.

(o)	No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that would be required by the Securities Act to be described in a prospectus were the Notes being issued and sold in a public offering, that is not described in the Offering Memorandum.

(p)	None of the Company or the Guarantors is now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of the Operative Documents and the consummation of the Offering, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

(q)	None of the Company or the Guarantors has distributed nor, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto, the Recorded Road Show and any materials used in connection with the roadshow, except, if at all, such as would not require registration of the Notes or be deemed a “general solicitation” under the Securities Act and has been previously delivered and agreed to by the Initial Purchasers.

(r)	Each of the Company and its subsidiaries has good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case except as set forth in the Offering Memorandum, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except such as do not or would not have a Material Adverse Effect and except as provided by, arising under or related to the Credit Agreement. Any real property leased by each of the Company and subsidiaries is held under valid, subsisting and enforceable leases, with such exceptions as do not have a Material Adverse Effect.

(s)

No non-exempt “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with re-

spect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that the Company or any of its subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which any of the Company or its subsidiaries has any liability, direct or indirect, contingent or otherwise (a “Plan”) which would have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code, except for such noncompliance as would not have a Material Adverse Effect; the Company or its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan, except, if at all, as would not cause a Material Adverse Effect; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent which could result in a Material Adverse Effect.

(t)	Except as described or contemplated in the Offering Memorandum, no proceeding looking toward merger, consolidation, liquidation or dissolution of the Company or the Guarantors, or the sale of all or substantially all of the assets of the Company or the Guarantors or any of their direct or indirect subsidiaries is pending or contemplated.

(u)	Each of the Company and its subsidiaries owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, licenses, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted, except if such failure to own or otherwise possess would result in a Material Adverse Effect; and none of the Company or its subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(v)	Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the businesses in which they are engaged, except where the failure to have such would not have a Material Adverse Effect; and none of the Company or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w)	Each of the Company and its subsidiaries possesses all certificates, authorizations and permits issued by the appropriate original equipment manufacturers, federal,

state or foreign regulatory authorities (including but not limited to the U.S. Federal Aviation Administration) necessary to conduct their respective businesses, except where the failure to have such would not have a Material Adverse Effect, and none of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(x)	Environmental Matters:

(i)	Each of the Company and its subsidiaries is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards and requirements (“Legal Requirements”) relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);

(ii)	Each of the Company and its subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of the business of each of the Company and its subsidiaries (“Environmental Permits”);

(iii)	There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are reasonably likely to interfere with the conduct of the business of each of the Company and its subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and

(iv)	There are no past or present conditions or circumstances at, or arising out of, the business, assets and properties of each of the Company and its subsidiaries or any businesses, assets or properties formerly leased, operated or owned by each of the Company and its subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which could reasonably be expected to give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by any of the Company and its subsidiaries to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;

except in each case for any noncompliance or condition or circumstance that, individually or in the aggregate, would not result in a Material Adverse Effect or that is described in the Offering Memorandum.

(y)	No default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which each of the Company and its subsidiaries is a party or by which the Company or its subsidiaries, or any of their respective properties, is bound which would have or which, after notice or lapse of time or both, would have a Material Adverse Effect.

(z)	Each of the Company and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company retains adequate reserves and except in each case for any noncompliance that, individually or in the aggregate, would not result in a Material Adverse Effect.

(aa)	None of the Company or the Guarantors, nor after giving effect to the sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will be an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb)	None of the Company, the Guarantors, any of their Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), and any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company makes no representation or warranty) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(cc)	None of the Company, the Guarantors, any of their Affiliates and any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company makes no representation or warranty) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes in the United States.

(dd)	None of the Company, the Guarantors, any of their Affiliates and any person acting on its or their behalf (other than the Initial Purchasers and their agents, as to which the Company makes no representation or warranty) has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act (“Regulation S”). Terms used in this paragraph have the meanings given to them by Regulation S.

(ee)	None of the Company, the Guarantors and any of their Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has consti-

tuted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes; nor has the Company, the Guarantors or any of their Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or the Guarantors (except as contemplated by this Agreement).

(ff)	The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(gg)	Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 4 hereof, it is not necessary, in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and disclosed in each Memorandum, to register any of the Notes or the Note Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(hh)	Listed on Schedule 1 attached hereto are all the Company’s domestic subsidiaries.

(ii)	None of the Company, or, to the knowledge of the Company, any subsidiary, director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, and, to the knowledge of the Company, its subsidiaries and Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)	The operations of the Company, and, to the knowledge of the Company, its subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk)	None of the Company, or, to the knowledge of the Company, any subsidiary, director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Each certificate signed by any officer of the Company or the Guarantors and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Company or the Guarantors, as the case may be, to the Initial Purchasers as to the matters covered thereby.

3.      Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and the Initial Purchasers agree severally to purchase from the Company, $175,000,000 aggregate principal amount of Notes at a purchase price equal to 98.25% of the principal amount thereof set forth opposite such Initial Purchasers name on Schedule A hereto. One or more certificates in definitive form or global form, as instructed by the Initial Purchasers, for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers for the account of the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in same-day funds to the account of the Company. Such delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on March 1, 2007, or at such other time or date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Notes available for checking by the Initial Purchasers at the New York offices of Cahill Gordon & Reindel LLP (“Counsel for the Initial Purchasers”) at least 24 hours prior to the Closing Date.

4.      Offering of the Notes and the Initial Purchasers’ Representations and Warranties.  Each of the Initial Purchasers represents and warrants to, and agrees with, the Company that:

(a)	It is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

(b)

It (and any person acting on its behalf) has not offered or sold, and it (and any person acting on its behalf) will not offer or sell, any Notes except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) (“QIBs”) in transactions meeting the requirements of Rule 144A, or (ii) in accordance with the restrictions set forth in Regulation S. In connection with each sale pursuant to clause (i) above, each of the Initial Purchasers (and any person acting on its behalf) has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance upon Rule 144A.

(c)	Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes other than in accordance with Rule 144A or Regulation S and therefore not by means of any form of general solicitation or general advertising (within the meaning of Regulation D).

(d)	At or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it (and any person acting on its behalf) will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States, or to or for the account or benefit of U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and February 22, 2007, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

5.      Covenants of the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, covenant and agree with the Initial Purchasers that:

(a)	The Company will furnish to the Initial Purchasers and to Counsel for the Initial Purchasers concurrently with the Time of Sale and during the period referred to in paragraph (c) below, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they reasonably may request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Notes and will reimburse the Initial Purchasers for payment of the required PORTAL (as defined below) filing fee.

(b)	The Company will not amend or supplement the Offering Memorandum or the Final Memorandum including by filing documents under the Exchange Act which are incorporated by reference therein prior to the completion of the distribution of the Notes by the Initial Purchasers without the prior written consent of the Initial Purchasers, which consent will not be unreasonably withheld.

(c)

At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, or the Recorded Road Show (taken together with the Offering Memorandum) would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum or the Recorded Road Show (taken together with the Offering Memorandum) to comply with ap-

plicable law, the Company will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Offering Memorandum to the Initial Purchasers and Counsel for the Initial Purchasers, without charge in such quantities as may be reasonably requested.

(d)	The Company will (i) qualify the Notes and the Note Guarantees for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and (ii) will maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchasers; provided that the Company will not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)	At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, the Company, whenever it, the Guarantors or any of their subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event. The Company will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes or such other debt securities, as soon as practicable after the Company becomes aware of any such decrease, notice or public announcement. For so long as the Notes are outstanding, the Company will also deliver to the Initial Purchasers, as soon as available and without request, copies of its yearly and quarterly filings under the Exchange Act.

(f)	The Company will not, and will not permit any of its Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

(g)

Except as contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the

Company makes no covenant) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

(h)	None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the Company makes no covenant), will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

(i)	So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser in connection with a sale of the Notes, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)

(j)	The Company will use its best efforts to cause the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in PORTAL and to be eligible for clearance and settlement through DTC.

(k)	The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Offering Memorandum.

(l)	Until completion of the distribution, neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(m)	For so long as any Notes are outstanding, each of the Company, the Guarantors and their subsidiaries will conduct its operations in a manner that will not subject the Company, the Guarantors or any such subsidiary to registration as an investment company under the Investment Company Act.

(n)	Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or their agents, as to which the Company makes no covenant) will engage in any directed selling efforts with respect to the Notes, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given them by Regulation S.

(o)	Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED.

(p)	The Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 180 days after the date hereof, without the prior written consent of Wachovia Capital Markets, LLC.

(q)	The Company acknowledges and agrees that the Initial Purchasers are acting solely in the capacity of an arms length contractual counterparty to the Company with respect to the offering of the Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Initial Purchaser is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

6.      Expenses.  The Company will pay all costs and expenses (other than counsel fees and disbursements for the Initial Purchasers, unless specifically provided herein) incident to the performance of the obligations of the Company under this Agreement, whether or not the Offering is consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the Offering, including any costs of printing the Preliminary Memorandum and Offering Memorandum and any amendment or supplement thereto, this Agreement and any blue sky memoranda; (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents; (iii) the fees and disbursements of the counsel, the accountants, the Trustee and any other experts or advisors retained by the Company; (iv) preparation, issuance and delivery to the Initial Purchasers of any certificates evidencing the Notes; (v) the qualification of the

Notes under state securities and blue sky laws, and the maintenance of such qualifications, including filing fees and reasonable fees and disbursements of Counsel for the Initial Purchasers relating thereto; (vi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in the PORTAL market; (vii) the fees of any agency that rates the Notes; and (viii) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Initial Purchasers and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10 or because of any failure, refusal or inability on the part of the Company or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchasers, the Company will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by it in connection with the proposed purchase and sale of the Notes. The Company shall not in any event be liable to the Initial Purchasers for the loss of anticipated profits from the transactions covered by this Agreement.

7.      Conditions to the Initial Purchasers’ Obligations.  The obligations of the Initial Purchasers to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company and the Guarantors in Section 2 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the officers of the Company and the Guarantors made pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and agreements hereunder and to the following additional conditions:

(a)	The Initial Purchasers shall have received an opinion, dated the Closing Date, of Perkins Coie LLP, counsel for the Company and the Guarantors, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A hereto.

(b)	The Initial Purchasers shall have received an opinion, dated the Closing Date, of Counsel for the Initial Purchasers, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

(c)

The Initial Purchasers shall have received a “comfort letter” from Ernst & Young LLP, the independent public accountant for the Company and the Guarantors, dated as of the date hereof, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers. In addition, the Initial Purchasers shall have received a “bring-down comfort letter” from Ernst & Young LLP, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Pur-

chasers and Counsel for the Initial Purchasers. Each letter shall use a “cut-off date” within three days of the date of such letter and the procedures shall extend to financial information in the Final Memorandum not contained in the Preliminary Memorandum. References to the Offering Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

(d)	The Initial Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

(i)	the representations and warranties of the Company and the Guarantors in this Agreement are true and correct as if made on and as of the Closing Date; the Offering Memorandum (exclusive of any amendment or supplement after the date hereof) does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company and the Guarantors have, in all material respects, performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date; and

(ii)	none of the Company, the Guarantors or any of their subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding that is material to the Company and the Guarantors, and there has not been any material adverse change in the business, operations, properties, assets, liabilities, net worth, condition (financial or otherwise) or prospects of the Company and the Guarantors, except in each case as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

(e)	The Registration Rights Agreement shall have been executed and delivered by all the parties thereto.

(f)	On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Company and the Guarantors.

All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchasers and Counsel for the Initial Purchasers shall reasonably request.

8.      Indemnification and Contribution.

(a)	The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Initial Purchasers against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchasers or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Offering Memorandum, the Recorded Road Show (when taken together with the Offering Memorandum) or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers specifically for use therein as set forth in Section 12 hereof. The Company and the Guarantors will not, without the prior written consent of the Initial Purchasers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Initial Purchasers or any person who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Initial Purchasers and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

(b)

The Initial Purchasers will indemnify and hold harmless the Company and the Guarantors, their respective directors, officers, and each person, if any, who controls any of the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors, any such directors or officers of the Company and the Guarantors or any such controlling person of the Company and the Guarantors may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, or the Offering Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Preliminary Memorandum, or the Offering Memorandum or any amendment or supplement thereto, necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers specifically for use therein as set forth in Section 12 hereof, and subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Company or the Guarantors or any such directors or officers or such controlling person in connection with investigating, defending against or appearing as a third party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.

(c)

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party of the commencement thereof; but the failure so to notify such indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) such indemnifying party does not promptly retain counsel satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of such indemnifying party.

(d)

In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (“Losses”), the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, may be subject, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Notes hereunder. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchasers, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the

Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director or officer of the Company or the Guarantors and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company or the Guarantors, respectively.

(e)	The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability that the Company and the Guarantors may otherwise have and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability that the Initial Purchasers may otherwise have.

9.      Survival.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Guarantors, their respective officers, and the Initial Purchasers set forth in this Agreement or made by or on behalf of it pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, any of their respective officers, directors or subsidiaries or any controlling person referred to in Section 8 hereof or the Initial Purchasers and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

10.      Termination.

(a)	This Agreement may be terminated in the sole discretion of Wachovia by notice to the Company given at any time at or prior to the Closing Date in the event that the Company or the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in the Company’s common stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) a banking moratorium shall have been declared by New York, North Carolina or United States authorities or there has been a material disruption in securities settlement, payment or clearance services in the United States; or (iii) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions which has an effect on the U.S. financial markets that, in the sole judgment of Wachovia, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as contemplated by the Preliminary Memorandum or the Offering Memorandum, exclusive of any amendment or supplement thereto.

(b)	Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 8 hereof.

11.    Defaulting Initial Purchasers.  If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the “Remaining Notes”) in the respective proportions that the principal amount of the Notes set forth opposite the name of each non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of the Notes set forth opposite the names of all the non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth herein.

Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, the Company or Wachovia may postpone the Closing Date for up to five full business days in order to effect any changes in the Operative Documents or in any other document or arrangement that, in the opinion of counsel for the Company or Counsel for the Initial Purchasers, may be necessary.

12.    Information Supplied by the Initial Purchasers.  The statements set forth in the second and third sentences of the sixth paragraph, in each case, under the heading “Plan of Distribution” in the Preliminary Memorandum and the Offering Memorandum, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 8 hereof.

13.    Notices.  All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0604, Attention: High Yield Origination, with copies being delivered or sent to Counsel for the Initial Purchasers, and, if sent to the Company or the Guarantors, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Esterline Technologies Corporation, at 500 108th Avenue NE, Suite 1500, Bellevue, WA 98004, Attn: Chief Financial Officer.

14.    Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company and the Guarantors contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors and officers of the Company and the Guarantors, and any person or persons who control the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

15.    Applicable Law.  The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York.

16.    Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)	All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is exclusive, and the Company and the Guarantors hereby consent to the jurisdiction of such courts.

(b)	Each party agrees that any service of process or other legal summons in connection with any proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 13 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

17.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Guarantors and the Initial Purchasers.

Very truly yours,

ESTERLINE TECHNOLOGIES CORPORATION

By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Vice President, Chief Financial Officer, Secretary and Treasurer

GUARANTORS

ADVANCED INPUT DEVICES, INC.,
AMTECH AUTOMATED MANUFACTURING TECHNOLOGY,
ANGUS ELECTRONICS CO.,
ARMTEC COUNTERMEASURES CO.,
ARMTEC COUNTERMEASURES TNO CO.,
ARMTEC DEFENSE PRODUCTS CO.,
AVISTA, INCORPORATED,
BVR TECHNOLOGIES CO.,
EA TECHNOLOGIES CORPORATION,
EQUIPMENT SALES CO.,
ESTERLINE SENSORS SERVICES AMERICAS, INC.,
H.A. SALES CO.,
HAUSER, INC.,
HYTEK FINISHES CO.,
JANCO CORPORATION,
KIRKHILL-TA CO.,
KORRY ELECTRONICS CO.,
LEACH HOLDING CORPORATION,
LEACH INTERNATIONAL CORPORATION,
LEACH TECHNOLOGY GROUP, INC.,
MASON ELECTRIC CO.,
MC TECH CO.,
MEMTRON TECHNOLOGIES CO.,
NORWICH AERO PRODUCTS, INC.,

PALOMAR PRODUCTS, INC.,
PRESSURE SYSTEMS, INC.,
PRESSURE SYSTEMS INTERNATIONAL, INC.,
SURFTECH FINISHES CO.,
UMM ELECTRONICS INC.,

By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Secretary and Treasurer

ESTERLINE TECHNOLOGIES HOLDINGS LIMITED

By:	/s/ ROBERT D. GEORGE
	Name:	Robert D. George
	Title:	Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC,

BANC OF AMERICA SECURITIES LLC,

KEYBANC CAPITAL MARKETS, A DIVISION

OF MCDONALD INVESTMENTS INC.,

WELLS FARGO SECURITIES, LLC,

Acting severally on behalf of themselves as the Initial Purchasers named in the preamble hereto

By:	WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ SCOTT JOYCE
	Name:	Scott Joyce
	Title:	Vice President

Attachments:

Exhibit A-Form of Perkins Coie LLP Opinion

Schedule 1-Guarantors

Schedule A-Allocation of Principal Amount of Senior Notes

SCHEDULE 1

GUARANTORS

Advanced Input Devices, Inc.

Amtech Automated Manufacturing Technology

Angus Electronics Co.

Armtec Countermeasures Co.

Armtec Countermeasures TNO Co.

Armtec Defense Products Co.

Avista, Incorporated

BVR Technologies Co.

EA Technologies Corporation

Equipment Sales Co.

Esterline Sensors Services Americas, Inc.

Esterline Technologies Holdings Limited

H.A. Sales Co.

Hauser, Inc.

Hytek Finishes Co.

Janco Corporation

Kirkhill-TA Co.

Korry Electronics Co.

Leach Holding Corporation

Leach International Corporation

Leach Technology Group, Inc.

Sch 1 - 1

Mason Electric Co.

MC Tech Co.

Memtron Technologies Co.

Norwich Aero Products, Inc.

Palomar Products, Inc.

Pressure Systems, Inc.

Pressure Systems International, Inc.

Surftech Finishes Co.

UMM Electronics Inc.

Sch 1 - 2

Sch A - 1